Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Evergy Announces 2020 Results at Top End of Guidance Range, Declares Quarterly Dividend, and Issues 2021 Outlook

•2020 GAAP EPS of $2.72, compared with $2.79 in 2019; Adjusted EPS (Non-GAAP) of $3.10, an increase of 7% vs 2019
•Declares quarterly dividend of $0.535
•Issues 2021 GAAP EPS guidance of $3.14 to $3.34; Adjusted EPS guidance of $3.20 to $3.40
•Increases five-year capital plan to $9.2 billion through 2025

KANSAS CITY, MO., February 26, 2021 – Evergy, Inc. (NYSE: EVRG) today announced full year GAAP 2020 earnings of $618 million, or $2.72 per share, compared with earnings of $670 million, or $2.79 per share, for the full year 2019. Fourth quarter 2020 GAAP earnings were $51 million, or $0.22 per share, compared with earnings of $64 million, or $0.28 per share, for the fourth quarter of 2019.

For the year, GAAP earnings decreased primarily due to lower retail sales driven by unfavorable weather and a decrease in weather-normalized demand primarily due to pandemic impacts. Also contributing to lower earnings was higher depreciation expense from infrastructure investments, severance and advisor expenses, and higher interest expense; partially offset by lower operating and maintenance expenses.

Evergy's 2020 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $706 million and $3.10, respectively, compared to $694 million and $2.89 in 2019, representing a year-over-year increase of 7%, in line with the company’s target of 6% to 8% annual growth in adjusted EPS from 2019-2024. Fourth quarter adjusted earnings (non-GAAP) were $64 million, or $0.28 per share, compared with $73 million and $0.32 per share in the fourth quarter of 2019. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

For the year, adjusted (non-GAAP) earnings per share were driven higher primarily by lower operations and maintenance expense due to continued cost management and fewer shares outstanding. These benefits were partially offset by unfavorable weather, lower demand due to the impacts of the pandemic, higher depreciation expense, and higher interest expense.

"I'm very excited to be part of the Evergy team and to welcome Kirk Andrews, our new Chief Financial Officer," said David Campbell, Evergy president and chief executive officer. "Our executive team and employees remained laser-focused to deliver strong financial results in 2020, despite the unprecedented challenges. We also had solid operating performance in safety and reliability, and we continued to find efficiencies throughout our business. We have a tremendous opportunity in front of us with the Sustainability Transformation Plan, which we expect to continue driving long-term value for both customers and shareholders."
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2021 EPS Guidance

Evergy issued 2021 GAAP EPS guidance of $3.14 to $3.34 and adjusted EPS guidance of $3.20 to $3.40. 2021 guidance does not reflect the expected positive impact of power marketing activities during the February extreme weather event.

Updates to Five-Year Capital Plan

Evergy has updated its five-year capital plan to include $9.2 billion of infrastructure investments through 2025, as compared to $8.9 billion through 2024. Including these additional investments, Evergy continues to expect compounded annual rate base growth of 5% to 6% from 2019 to 2024 as previously announced under the Company’s Sustainability Transformation Plan.

Dividend Declaration

The Board of Directors declared a dividend on the company's common stock of $0.535 per share payable on March 22, 2021. The dividends are payable to shareholders of record as of March 8, 2021.

Earnings Conference Call

Evergy management will host a conference call Friday, February 26, with the investment community at 8:00 a.m. ET (7:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 5353707. A webcast of the live conference call will be available at investors.evergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed fourth-quarter financial information, the Company's quarterly report on Form 10-K for the period ended December 31, 2020 and other filings the Company has made with the Securities and Exchange Commission (SEC) are available on the Company's website at investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude costs resulting from rebranding, voluntary severance, advisor expenses and the revaluation of deferred tax assets and liabilities from the Kansas state income tax rate change. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

The following tables provide a reconciliation between net income attributable to Evergy, Inc. and diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).
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Evergy, Inc
Consolidated Earnings and Diluted Earnings Per Share
(Unaudited)

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended December 31	2020		2019
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$51.0	$0.22	$63.9	$0.28
Non-GAAP reconciling items:
Rebranding costs, pre-tax(a)	—	—	7.4	0.03
Voluntary severance costs, pre-tax(b)	11.0	0.05	4.7	0.02
Advisor expenses, pre-tax(c)	6.2	0.03	—	—
Income tax benefit(d)	(4.4)	(0.02)	(3.2)	(0.01)
Adjusted earnings (non-GAAP)	$63.8	$0.28	$72.8	$0.32

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year Ended December 31	2020		2019
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$618.3	$2.72	$669.9	$2.79
Non-GAAP reconciling items:
Rebranding costs, pre-tax(a)	—	—	12.1	0.05
Voluntary severance costs, pre-tax(b)	66.3	0.29	19.8	0.08
Advisor expenses, pre-tax(c)	32.3	0.14	—	—
Income tax benefit(d)	(25.2)	(0.11)	(7.8)	(0.03)
Kansas corporate income tax change(e)	13.8	0.06	—	—
Adjusted earnings (non-GAAP)	$705.5	$3.10	$694.0	$2.89
(a)Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(b)Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c)Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(d)Reflects an income tax effect calculated at a statutory rate of approximately 26%, with the exception of certain non-deductible items.
(e)Reflects the revaluation of Evergy Kansas Central's, Evergy Metro's and Evergy Missouri West's deferred income tax assets and liabilities from the Kansas corporate income tax rate change and are included in income tax expense on the consolidated statements of comprehensive income.
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GAAP to Non-GAAP Earnings Guidance

Earnings per Diluted Share Guidance
2021 Net income attributable to Evergy, Inc.	$3.14 - $3.34
Non-GAAP reconciling items:
Advisor expense, pre-tax(a)	0.05
Executive transition cost, pre-tax(b)	0.03
Income tax benefit(c)	(0.10)
2021 Adjusted earnings (non-GAAP)	$3.20- $3.40
(a)Reflects our advisor expense incurred associated with strategic planning.
(b)Reflects costs associated with certain executive transition costs at the Evergy Companies.
(c)Reflects an income tax effect calculated at a statutory rate of approximately 26% with the exception of certain non-deductible items.

About Evergy

Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries Evergy Metro and Evergy Kansas Central, provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

Evergy's mission is to empower a better future. Today, about half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.

For more information about Evergy, visit us at www.evergy.com.

Forward Looking Statements

Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to our strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as "anticipates," "believes" "expects," "estimates," "forecasts," "should," "could," "may," "seeks," "intends," "proposed," "projects," "planned," "target," "outlook," "remain confident," "goal," "will" or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.
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In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as the availability and ability of our employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate (LIBOR) benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks and other disruptions to the Evergy Companies' facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies' ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies' ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence our strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the Securities and Exchange Commission (SEC). Reports filed by the Evergy Companies with the SEC should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
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Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-575-8089 Gina.Penzig@evergy.com Media line: 888-613-0003
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